UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2023
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COURSERA, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40275	45-3560292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 E. Evelyn Ave. Mountain View, California		94041
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 650 963-9884
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	COUR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director

Effective as of August 18, 2023, Susan W. Muigai was appointed to serve as a member of the board of directors (the “Board”) of Coursera, Inc. (“Coursera”). Ms. Muigai was designated a Class III director and will stand for re-election at Coursera’s annual meeting of stockholders in 2024.

Ms. Muigai currently serves as Executive Vice President and Chief Human Resources Officer of TransUnion (NYSE: TRU), a global information and insights company, which she joined in October 2021. Prior to that, Ms. Muigai served in various roles of increasing responsibility at Walmart, Inc. (NYSE: WMT), a multinational retail company, from June 2005 to August 2021, last serving as Senior Vice President People of Walmart International, from March 2020 to August 2021, and as Executive Vice President People/Corporate Affairs of Walmart Canada, from August 2016 to August 2020. Ms. Muigai holds a bachelor of arts in foreign languages from Bishop’s University, a bachelor of laws from the University of Windsor, a master of laws with a specialization in international business law from the University of London, and a master of laws in business law from York University.

Ms. Muigai will receive compensation for her service as a non-employee director as described in Coursera’s Amended and Restated Non-Employee Director Compensation Policy, which was filed as Exhibit 10.17 to Coursera’s Annual Report of Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on February 23, 2023 (the “Non-Employee Director Compensation Policy”). Pursuant to the Non-Employee Director Compensation Policy, Ms. Muigai will receive an annual cash retainer of $35,000 for service on our Board as well as an annual grant of restricted stock units having an aggregate fair market value equal to $185,000, upon the terms set forth in the Non-Employee Director Compensation Plan. Ms. Muigai will also receive a restricted stock unit award valued at $400,000, which will vest over a three-year period, with one-third (1/3) of the award vesting on August 15, 2024, and the remainder of the award vesting in equal quarterly installments thereafter, subject to her continued service as a director of the Company.

In connection with her appointment as a director, Coursera expects to enter into its standard form of indemnification agreement with Ms. Muigai. Ms. Muigai has no family relationships with any director, executive officer, or person nominated or chosen by Coursera to become a director or executive officer of Coursera. Ms. Muigai is not a party to any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COURSERA, INC.

Date:	August 22, 2023	By:	/s/ Alan B. Cardenas
Alan B. Cardenas Senior Vice President, General Counsel and Secretary